EXHIBIT 3


                           CERTIFICATE OF AMENDMENT
                                      OF
               CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES
                AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
                      SPECIAL RIGHTS AND QUALIFICATIONS,
                          LIMITATIONS OR RESTRICTIONS

                                      OF

                         7% REDEEMABLE PREFERRED STOCK

                                      OF

                        HANGER ORTHOPEDIC GROUP, INC.,
                            A DELAWARE CORPORATION
                      (THE "CERTIFICATE OF DESIGNATIONS")

              --------------------------------------------------

                          Pursuant to Section 242 the
               General Corporation Law of the State of Delaware
              --------------------------------------------------


      Hanger Orthopedic Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation and was approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation and by the holder of a majority of the outstanding shares of 7%
Redeemable Preferred Stock of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law at a meeting duly called and held on May 16, 2000.

      RESOLVED, that the Certificate of Designations setting forth the terms of the Redeemable Preferred Stock of the Corporation shall be amended as follows:

      Section 1. The definition of "Change of Control" set forth in Article II of the Certificate of Designations is hereby deleted in its entirety and replaced with the following:

                                    "Change of Control" means (a) a "Change of
                  Control" (as defined in the Indenture) or (b) a Merger Change of Control.


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Page 2

      Section 2. Article II of the Certificate of Designations is hereby amended by adding a new definition thereto which shall read in its entirety as follows:

                                    "Merger Change of ControL" means a merger,
                  consolidation or amalgamation between the Corporation or any wholly-owned Subsidiary and any other Person, except a merger or consolidation of any Subsidiary with or into any Person in connection with any acquisition permitted under
                  Section 3.3(c)(v)."

      Section 3. Section 3.3 of the Certificate of Designations is hereby amended by deleting Section 3.3(c)(iv) and replacing it with "Intentionally Omitted."



      IN WITNESS WEREOF, the Corporation had caused this Certificate of Amendment to signed as of the 16th day of May, 2000.



                                  HANGER ORTHOPEDIC GROUP, INC.

                                  By: /s/IVAN R. SABEL
                                      ----------------
                                      Name:  Ivan R. Sabel
                                      Title:  Chairman of the Board, President
                                                and Chief Executive Officer